Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Prestige Brands Holdings, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2014.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 28, 2014